UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2012

Raider Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54667	20-8624019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Caulder Drive, Oakville, Ontario, Canada		L6J 4T2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (905) 248-3277

Northern Minerals Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 7.01 Regulation FD Disclosure

On September 28, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from “Northern Minerals Inc.” to “Raider Ventures Inc.”, to be effected by way of a merger with our wholly-owned subsidiary Raider Ventures Inc., which was created solely for the name change.

Also on September 28, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized and issued and outstanding shares of common stock on a 10 new for one (1) old basis and, consequently, our authorized capital increased from 75,000,000 to 750,000,000 and correspondingly, our issued and outstanding shares of common stock increased from 5,400,000 to 54,000,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on October 3, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 3, 2012 under the symbol “NHMID”.  The "D" will be placed on our ticker symbol for 20 business days.  After 30 business days from October 3, 2012, our ticker symbol will change from “NHMID” to “RDVN” to better reflect our new name.  Our new CUSIP number is 750730103.

Item 9.01 Financial Statements and Exhibits

3.1 Articles of Merger

3.2 Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIDER VENTURES INC.

/s/ Damian O’Hara
Damian O’Hara
President and Director

Date: October 15, 2012